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                                                                  Exhibit 10.1
Ronald L. Taylor
CEO
DeVry Inc.
One Tower Lane
Oakbrook Terrace, IL 60181

							August 15, 2006
Dear  Ron:

      As we have previously announced, you will be completing your service as Chief Executive Officer of DeVry Inc. (the "Company"), effective November 15, 2006. Although you will remain a director and an employee of the Company pursuant to the Senior Advisor Agreement among you, the Company and DeVry University, Inc. dated as of July 1, 2002, as amended to date (the "Senior Advisor Agreement"), the Board of Directors believes it would be helpful if you would commit to provide some services in addition to those covered by
Section 1.3(b) of the Senior Advisor Agreement in connection with this management transition. This letter reflects our agreement with respect to those services.

      During the period from the commencement of the Senior Advisor Period on November 15, 2006 through March 15, 2007, you will make yourself available for up to 40 hours, to provide any advice, counsel and assistance that the Board may request in connection with the transition of CEO responsibilities. In return, the Company will pay you (1) $140,000 in additional salary, in such installments as the Company shall determine, and (2) a bonus which, together with the bonus you receive pursuant to the Employment Agreement among you, the Company and DeVry University, Inc. dated as of July 1, 2002 (the "Employment Agreement"), will equal the amount you would have received as a bonus had your employment under the Employment Agreement terminated on December 31, 2006, in each case subject to the appropriate deductions. The provisions of Section 2(b) of the Senior Advisor Agreement notwithstanding, we agree that the compensation provided for in this letter agreement shall be in addition to the compensation provided for in the Senior Advisor Agreement.

      If this letter correctly reflects our agreement, I would appreciate your executing both copies of it and returning one to me.

Very truly yours,

                                          DeVry Inc.


                                          By: /s/ Robert C. McCormack
                                              -----------------------
                                                Robert C. McCormack
                                                Lead Outside Director

Accepted and agreed this 15 day of  August, 2006.

/s/ Ronald L. Taylor
--------------------
Ronald L. Taylor